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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):   August 31, 2005
                                                          -------------------



                              CHENIERE ENERGY, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                   1-16383               95-4352386
(State or other jurisdiction of     (Commission          (I.R.S. Employer
 incorporation or organization)     File Number)        Identification No.)

               717 Texas Avenue
                  Suite 3100
                Houston, Texas                             77002
   (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (713) 659-1361


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.

     On August 31, 2005, Cheniere LNG Holdings, LLC, or the Borrower, an indirect wholly owned subsidiary of Cheniere Energy, Inc., or Cheniere, closed a $600 million credit facility, or the Credit Facility, with Credit Suisse, Cayman Islands Branch as Lender, as Administrative Agent and Collateral Agent, for a future syndicate of lenders, or the Lenders.

     Approximately $368 million of the $600 million borrowed under of the Credit Facility were distributed to Cheniere and may be used to fund potential expansion of the Sabine Pass LNG Facility, as defined below, to fund construction of other LNG receiving terminals being developed by Cheniere and pipelines from Cheniere's various LNG receiving terminals, and for Cheniere's general corporate purposes. The remainder of the proceeds were used to fund a Debt Service Reserve Account and Capital Contribution Reserve Account as described below, and to pay the costs and fees associated with the closing of the Credit Facility. In connection with the Credit Facility, a credit agreement, security agreement, pledge agreement, an account control agreement and swap agreements were all entered into.

     The following descriptions are not complete and are qualified in their entirety by reference to the respective agreements.

Credit Agreement
----------------

     Pursuant to a Credit Agreement, dated August 31, 2005, or the Credit Agreement, among Borrower, the Administrative Agent and Collateral Agent, and the Lender, the Lender made a $600 million term loan, or the Loan, to the Borrower.

Overview

     The Borrower is a wholly owned direct subsidiary of Cheniere LNG-LP Interests, LLC, or the Pledgor, which is in turn a wholly owned indirect subsidiary of Cheniere. The Loan is secured by a lien on all the assets of the Borrower and the equity interest in the Borrower owned by the Pledgor. The Borrower owns, indirectly, all of the ownership interests in the Sabine Pass LNG natural gas receiving terminal being developed in Cameron Parish, Louisiana, or the Sabine Pass LNG Facility, and a 30% limited partner interest in the natural gas receiving terminal being developed on Quintana Island near Freeport, Texas, or the Freeport LNG Facility.

Repayment

     The outstanding principal amount of the Loan must be repaid in quarterly installments of $1.5 million each, commencing on December 31, 2005 and continuing each quarter thereafter through June 30, 2012. A final balloon payment of $559.5 million, as well as any other principal amounts then outstanding, is due on the maturity date, which is August 30, 2012.

     In addition to the quarterly principal installments described above, mandatory principal repayments of the Loan are required within 90 days of the end of each calendar year in an amount equal to (i) 100% of the Excess Cash Flow (as defined below) to the extent the outstanding principal balance of the Loan on such date equals or exceeds the targeted principal balance of the Loan for such date (as set forth in Schedule II to the Credit Agreement) or (ii) 50% of the Excess Cash Flow to the extent the outstanding principal balance of the Loan on such date is less than the targeted principal balance of the Loan for such date. In connection with the Credit Agreement, the term "Excess Cash Flow" means, in general, distributions received by the Borrower from its subsidiaries which exceed $25 million after payment of debt service with respect to the Loan, tax payments and overhead of the Borrower and its subsidiaries other than Sabine Pass.


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     The entire unpaid principal balance of the Loan, plus a prepayment premium equal to 1% of the aggregate principal amount that is required to be repaid, must be repaid in connection with a change of control, as defined in the Credit Agreement, of Cheniere or any change in ownership of the Borrower or any of its subsidiaries or if Cheniere ceases to own directly or indirectly 100% of the Borrower .

     The principal balance of the Loan may be prepaid voluntarily, in whole or in part, without premium or penalty, except for interest hedging and interest breakage costs, anytime after the second anniversary of the Credit Agreement. Any voluntary prepayments made before August 31, 2006 and August 31, 2007, respectively, will be subject to prepayment premiums of 2% and 1%, respectively, of the amounts of principal amount prepaid.

     Amounts repaid under the Credit Facility may not be re-borrowed.

Interest Rate and Fees

     The unpaid principal balance of the Loan will bear interest at a variable rate equal to LIBOR plus 2.75%. Interest is payable at the end of the relevant LIBOR interest period, which shall be either one, two, three or six months, except that interest on any six-month LIBOR borrowing will be payable at end of the first three months and upon the end of such six-month period.

     A fee was paid to Credit Suisse at the closing of the Credit Facility. Administration fees must be paid annually to the Collateral Agent and Administrative Agent.

Reserve Accounts

     At the closing of the Credit Facility, $181 million was deposited into an account with The Bank of New York, or the Debt Service Reserve Account, which is expected to be used to fund required principal and interest payments of the Loan prior to commencement of commercial operation of the Sabine Pass and Freeport LNG Facilities. All cash received by the Borrower during the term of the Credit Facility will be paid into the Debt Service Reserve Account, except amounts required to be deposited into the Capital Contribution Reserve Account and the Retained Excess Cash Flow Collateral Account, as described below.

     At the closing of the Credit Facility, $35.2 million was deposited into another account with The Bank of New York, or the Capital Contribution Reserve Account, which will be used by the Borrower to fund the remaining equity requirement under the project financing for the construction of the Sabine Pass LNG Facility. In general, capital contributions received by the Borrower during the term of the Credit Facility that are not used to repay the Loans will be paid into the Capital Contribution Reserve Account, and may be used only to make investments in the Borrower's subsidiaries.


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     All Excess Cash Flow not required for mandatory repayments of the Loan will be paid into another account with The Bank of New York, or the Retained Excess Cash Flow Collateral Account. Funds in the Retained Excess Cash Flow Collateral Account may be used only to make investments in the Borrower's subsidiaries or to make payments with respect to the Credit Facility.

Covenants and Conditions

     Negative Covenants
     ------------------

     The Credit Agreement contains negative covenants that restrict the ability of Borrower and each subsidiary owned or controlled more than 50% by the Borrower (which covenants do not, therefore, restrict Freeport LNG Development, L.P., the limited partnership in which Cheniere, through the Borrower, indirectly holds a 30% limited partner interest) to do the following, among other things (subject to exceptions in some cases):

     o Incur liens or negative pledges, except in connection with existing and permitted future financings for Sabine Pass LNG, L.P., or Sabine Pass;
     o Incur indebtedness or guarantees, except for existing financing of the Sabine Pass LNG Facility and that Sabine Pass may incur additional indebtedness to finance the Sabine Pass LNG Facility including the expansion thereof so long as, among other things:
          o    such debt has a maturity date later than June 30, 2015;
          o Sabine Pass has entered into one or more terminal use agreements having a term extending through 2019 with a counterparty having at least a "BBB" rating from Standard & Poors (or equivalent);
          o all engineering and procurement contracts and necessary governmental approvals for such development have been obtained;
          o such new indebtedness plus any capital contributions of the Borrower are sufficient to fund the cost of such expansion;
          o any financial ratios required to be achieved to allow the payment of dividend distributions to the Borrower shall not exceed 1.25 to 1;
          o the projected Borrower Contracted Cash Flow Available for Debt Service (as defined below) through 2014 must exceed $75 million per year;
          o the gross revenues from all presently existing terminal use agreements with respect to Sabine Pass must exceed $190 million per year;
          o the projected debt service coverage ratio with respect to Sabine Pass must exceed 1.50 to 1 through 2014; and
          o the documents evidencing such debt shall limit lenders recourse to the Sabine Pass LNG Facility and the equity in Sabine Pass and not contain restrictions materially more restrictive than those contained in the documents for the existing Sabine Pass financing.
     o Engage in hedging transactions, other than interest rate swap transactions with respect to the Credit Facility;
     o Merge or consolidate or sell, transfer, lease or otherwise dispose of its assets except as permitted by project debt documents;
     o Make investments, other than certain short term permitted investments, investments in existing subsidiaries and investments by Sabine Pass permitted under any project debt document or material project document to which Sabine Pass is a party;


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     o    Make dividend distributions, other than dividend distributions by subsidiaries of the Borrower to the Borrower;
     o Modify its constituent documents, or modify the Credit Agreement, dated as of February 25, 2005, among Sabine Pass, Societe Generale, HSBC Bank USA, National Association, and the lenders thereto, or the Sabine Pass Credit Agreement, or any other project debt document except for amendments not reasonably expected to result in diminished Borrower Contracted Cash Flow Available for Debt Service (as defined below);
     o Terminate the financing commitments under the Sabine Pass Credit Agreement unless Sabine Pass has received alternate debt or equity proceeds or debt financing commitments not materially more conditional than the Sabine Pass Credit Agreement;
     o Prepay indebtedness other than required prepayments and permitted refinancings of the Sabine Pass Credit Agreement;
     o Restrict its ability to make or declare dividend distributions other than restrictions not materially more restrictive than those included in the existing project debt documents;
     o Change its business other than the expansion of the Sabine Pass LNG Facility; and
     o Enter into transactions with affiliates of the Borrower, except for certain transactions between Sabine Pass and its affiliates and transactions on an arms length basis.

     Affirmative Covenants
     ---------------------

     The Credit Agreement contains additional covenants, that, among other things, require the Borrower to (subject to exceptions):

     o Maintain a Borrower Contracted Cash Flow Available for Debt Service of not less than $75 million per year once the Borrower begins receiving dividend distributions from terminal use agreements with respect to the Sabine Pass LNG Facility. The term "Borrower Contracted Cash Flow Available for Debt Service" means net dividend distributions received or projected to be received by the Borrower from Freeport and from Sabine Pass (but in the case of Sabine Pass only from distributions with respect to the existing terminal use agreements for the Sabine Pass LNG Facility and certain other qualified service contracts) averaged over four consecutive quarters, after taking into account any restrictions on dividend distributions payable to the Borrower;
     o Enter into and maintain interest rate swaps fixing the interest rate on at least 50% of the Loan for a period of at least five years;
     o    Maintain a Standard & Poors rating for the Credit Facility; and
     o    Maintain its existence separate from Cheniere and its affiliates.

     The Credit Agreement also contains other customary covenants that include, among other things (subject to exceptions): maintaining insurance, compliance with laws, delivering certain information, maintenance of properties, keeping of books and records, preservation of organizational existence and further assurances requirements.

Events of Default

     The Credit Agreement contains customary events of default, which are subject to customary grace periods and materiality standards, including, among others, events of default upon the occurrence of:


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     o    nonpayment of any amounts payable under the Credit Agreement when due;
     o failure of the Borrower or the Pledgor to perform or observe any term or covenant contained in the documents executed by such party in connection with the Credit Facility;
     o any representation or warranty made in connection with the Credit Facility being incorrect in any material respect when made or deemed made;
     o failure by the Borrower or its subsidiaries to make payments on other indebtedness involving amounts in excess of $10 million, or the acceleration of such indebtedness;
     o the insolvency of the Borrower or its subsidiaries, or the voluntary or involuntary bankruptcy or reorganization of the Pledgor or the Borrower or its subsidiaries;
     o entry of judgments or orders against the Borrower or its subsidiaries for payment of an amount in excess of $10 million the aggregate, or the entry of a non-monetary judgment or order reasonably expected to have a material adverse effect;
     o any material provision of the Credit Agreement ceases to be valid and binding or enforceable or any lien created by the Credit Facility ceases to valid or perfected;
     o certain adverse events under ERISA involving amounts in excess of $10 million; and
     o the Loan causes the Administrative Agent, the Collateral Agent or any Lender to become subject to the Public Utility Holding Act of 1935 or become subject to regulation as a natural gas company or utility.

Security and Pledge Agreements
------------------------------

     Pursuant to a Security Agreement dated August 31, 2005, or the Security Agreement, executed by the Borrower in favor of the Collateral Agent, and pursuant to a certain Pledge Agreement dated August 31, 2005, or the Pledge Agreement, executed by Pledgor in favor of the Collateral Agent, the Borrower has granted to the Collateral Agent (for the benefit of the Lenders) a lien on all of the Borrower's personal property and the Pledgor has granted to the Collateral Agent (for the benefit of the Lenders) a lien on the equity interests in the Borrower owned by the Pledgor, in each case to secure the obligations of the Borrower under the Credit Facility.

     If an event of default under the Credit Agreement occurs, then the Collateral Agent may exercise the Borrower's or the Pledgor's rights in the collateral. In that event, the Collateral Agent will have all of the rights of a secured party with respect to the collateral under the Uniform Commercial Code, including, among other things, the right to sell the collateral at public or private sale.

Control Agreement
-----------------

     The Borrower, the Collateral Agent and The Bank of New York entered into a Control Agreement dated as of August 31, 2005 pursuant to which The Bank of New York agreed to comply with all instructions and entitlement orders issued by the Collateral Agent with respect to the disposition of funds or other financial assets maintained in the in the Debt Service Reserve Account, the Capital Contribution Reserve Account and the Capital Contribution Reserve Account.


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Interest Rate Hedges
--------------------

     In connection with the Credit Facility, the Borrower has entered into swap agreements with Credit Suisse First Boston International that have the effect of fixing the interest rate payable under the Credit Agreement with respect to the Loan at 7.25% through September 30, 2010.

Other Relationships
-------------------

     Separate and apart from the agreements relating to the Credit Facility, Cheniere and affiliates of Credit Suisse are parties to a Purchase Agreement, dated as of July 22, 2005, in connection with Cheniere's 2.25% Convertible Senior Notes due 2012, or the Convertible Notes; a Registration Rights Agreement, dated as of July 27, 2005, relating to the Convertible Notes; and certain share option transactions relating to potential dilution from conversion of the Convertible Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CHENIERE ENERGY, INC.


     Date: September 7, 2005                 By:  /s/ Don A. Turkleson
                                                  --------------------
                                             Name:  Don A. Turkleson
                                             Title: Senior Vice President,
                                                    Chief Financial Officer &
                                                    Secretary




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